                                     UCFC                         EXHIBIT 20.6
                                UCFC LOAN TRUST
                                 SERIES 1996-B1
                               RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS

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                                                      DISTRIBUTIONS IN DOLLARS
                                   PRIOR                                                                         CURRENT
                   ORIGINAL    PRINCIPAL                                          REALIZED       DEFERRED      PRINCIPAL
    CLASS        FACE VALUE      BALANCE    INTEREST   PRINCIPAL       TOTAL        LOSSES       INTEREST        BALANCE
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A TRUST                0.00         0.00        0.00        0.00        0.00          0.00           0.00           0.00
B TRUST                0.00         0.00        0.00        0.00        0.00          0.00           0.00           0.00



















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TOTALS                 0.00         0.00        0.00        0.00       0.00           0.00           0.00           0.00
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                             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                            PASS-THROUGH
                          PRIOR                                                  CURRENT                  RATES
                      PRINCIPAL                                                PRINCIPAL
CLASS        CUSIP      BALANCE      INTEREST     PRINCIPAL          TOTAL       BALANCE        CURRENT             NEXT
------------------------------------------------------------------------------------------------------------------------
A TRUST                0.000000      0.000000      0.000000       0.000000      0.000000             NA               NA
B TRUST                0.000000      0.000000      0.000000       0.000000      0.000000             NA               NA










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SELLER:                       UCFC Acceptance Corporation         ADMINISTRATOR:                       Vince Valdes
SERVICER:                 United Companies Lending Corporation                                     Bankers Trust Company
LEAD UNDERWRITER:             UCFC Acceptance Corporation                                              3 Park Plaza
RECORD DATE:                       November 29, 1996                                                 Irvine, CA 92714
DISTRIBUTION DATE:                 December 16, 1996              FACTOR INFORMATION:                 (800) 735-7777
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                                       (C) COPYRIGHT 1996 Bankers Trust Company